Exhibit 10.1

SELLER SUPPORT AGREEMENT
This Seller Support Agreement (this “Agreement”) is made and entered into as of the 24th day of September, 2014 by and among Blackhawk Network Holdings, Inc., a Delaware corporation (“Buyer”), BH Monarch Merger Sub, Inc., a Delaware corporation and direct or indirect subsidiary of Buyer (“Merger Sub”), Parago, Inc., a Delaware corporation (the “Company”), and TH Lee Putnam Ventures, L.P., as the Seller Representative (the “Seller Representative”), and each of the undersigned holders (each, a “Seller” and, collectively, the “Sellers”) of the Company Capital Stock set forth opposite such Seller’s name on Exhibit A.
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company desires to enter into the Agreement and Plan of Merger by and among the Company, Buyer, Merger Sub and the Seller Representative, substantially in the form attached hereto as Exhibit B (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) so that the Company will continue as the surviving corporation of the Merger and will become a wholly-owned subsidiary of Buyer;
WHEREAS, terms is not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement;
WHEREAS, the Merger will result in the conversion of the Company Capital Stock into the right to receive a portion of the Merger Consideration as set forth in the Merger Agreement;
WHEREAS, as an inducement to Buyer’s willingness to enter into the Merger Agreement, and having reviewed the Merger Agreement and the terms of the proposed Merger, each Seller desires, concurrently with the execution and delivery of the Merger Agreement by the parties thereto, to enter into this Agreement for the benefit of Buyer;
WHEREAS, the Merger Agreement, this Agreement and the other Ancillary Documents constitute the entire agreement of the Sellers with respect to the subject matter hereof, and any and all previous agreements or arrangements between any of the Sellers regarding the subject matter hereof, whether written or oral, are superseded by this Agreement; and
WHEREAS, the parties hereto recognize that Buyer and Merger Sub are entitled to rely on this Agreement in connection with the consummation of the Merger.
NOW, THEREFORE, in consideration of the foregoing and the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto consent and agree as follows:
1.Adoption of the Merger Agreement.
(a)    Merger Agreement. Each Seller hereby adopts and approves the Merger Agreement, this Agreement, the other Ancillary Documents and the Transactions.  Each Seller agrees that, upon execution of this Agreement, it will not bring any claim for appraisal rights under Section 262 of the Delaware General Corporation Law relating to the Merger and other

Seller Support Agreement

Transactions. Without limiting in any respect the effect of the foregoing sentence, each Seller hereby approves and consents to the form, terms and provisions of, and the transactions contemplated by, the Merger Agreement, this Agreement and the other Ancillary Documents, including all exhibits and annexes thereto.
(b)    Revocation of Proxies. Each Seller revokes any and all proxies and voting instructions with respect to its Capital Stock, as applicable, and any other securities or interests having the right to vote or convertible into, or exercisable or exchangeable for, Capital Stock.
(c)    Termination of Investor Rights Agreements. Conditioned upon the Closing of the Merger and to the extent a Seller is a party to (i) that certain Investor Rights Agreement, dated as of June 15, 2001, by and among the Company and the stockholders party thereto, (ii) those certain Investor Rights Agreements, dated as of March 30, 2000, by and among the Company and the stockholders party thereto, (iii) that certain Investor Rights Agreement, dated as of September 19, 2000, by and among the Company and the stockholders party thereto, and (iv) that certain Investor Rights Agreement, dated as of December 13, 2001, by and among the Company and the stockholders party thereto (collectively, the “Investor Rights Agreements”), such Seller consents to the termination of the Investor Rights Agreements effective immediately upon the Effective Time. To the extent any of the Investor Rights Agreements provides a Seller with a right of first refusal or similar right with respect to the Merger or other Transactions, such Seller agrees that all such rights are hereby waived.
2.    Undertakings in Relation to the Merger Agreement.
(a)    Each of the Sellers appoints TH Lee Putnam Ventures, L.P. to serve as the “Seller Representative” with respect to the matters expressly set forth in the Merger Agreement to be performed by Seller Representative, with full power of substitution, in accordance with Article X of the Merger Agreement.
(b)    Each Seller acknowledges and understands that such Seller will be liable for any breach by such Seller of its covenants and obligations under this Agreement and no other Seller shall be liable for such breach, subject to the limitations and other provisions set forth in Article IX of the Merger Agreement.
3.    Representations and Warranties of the Sellers. Each of the Sellers represents and warrants, as to such Seller and the Company Capital Stock held by such Seller only, and not as to any other Seller or Company Capital Stock held by any other Seller that:
(a)    Title to Securities. Such Seller is the record and beneficial owner of, and has title to, that number of Equity Securities (as defined below) as set forth beside such Seller’s name on Exhibit A of this Agreement, free and clear of all Liens. Such Seller has sole power to issue instructions with respect to voting, disposition, exercise or conversion, in each case, with respect to all of such Seller’s Equity Securities. Except as set forth beside such Seller’s name on Exhibit A of this Agreement, such Seller does not own any (i) shares of Company Capital Stock or other securities of the Company, or (ii) Rights to Capital Stock ((i) and (ii), collectively, “Equity Securities”). In addition, except as set forth beside such Seller’s name on Exhibit A of this

Seller Support Agreement

Agreement, such Seller does not own any phantom stock or any similar rights with respect to the securities of the Company.
(b)    Authority. Such Seller has the requisite right, power, legal capacity and authority to enter into, execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated herein have been duly authorized by all necessary corporate, limited liability or partnership action, as applicable, on the part of such Seller. This Agreement has been duly and validly executed and delivered by such Seller and constitutes its legal, valid and binding obligation, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law. Such Seller understands and agrees that this Agreement shall become a legal, valid and binding obligation of such Seller, and shall inure to the benefit of Buyer upon its execution by such Seller, without regard to its execution (or the absence of execution) by the other Sellers.
(c)    Receipt of Delaware Appraisal Rights Statute. Such Seller has received and had the opportunity to review Section 262 of the Delaware General Corporation Law attached hereto as Exhibit C.
4.    Taxes. Each Seller acknowledges and understands that (a) the Surviving Corporation, Buyer and the Exchange Agent shall be entitled to deduct and withhold from consideration otherwise payable to such Seller pursuant to the Merger Agreement such amounts as Buyer or the Surviving Corporation is required to deduct and withhold pursuant to any Law, with respect to the making of such payment, and (b) to the extent that amounts are so withheld by Buyer or the Surviving Corporation, any such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the Person to which such amounts would otherwise have been paid. Each Seller acknowledges and agrees that such Seller shall be solely responsible for any and all obligations imposed now or hereafter upon such Seller by applicable Tax law with respect to any payment or distribution of consideration received by such Seller in connection with the Merger Agreement.
5.    Releases.
(a)    Conditioned upon the Closing of the Merger and from and after the Effective Time, each of the Sellers (in such capacity, “Releasors”), upon Buyer’s payment to the Exchange Agent of the Payment Fund of the amounts specified in Section 2.7(b) of the Merger Agreement, irrevocably releases and discharges each and every other Releasor and the Company, Buyer, the Surviving Corporation, the Seller Representative and their respective Affiliates, shareholders, subsidiaries, partners, officers, members, directors, managers, employees and agents in their capacities as such (collectively, the “Releasees”) from any claims, liabilities, costs, expenses, actions, suits or demands (“Claims”) however arising, whether at law or in equity, contingent, known or unknown, which each such Releasor and its respective heirs, successors or assigns may have or assert, in respect of any interest in the Company, the Subsidiaries and their respective Affiliates arising at or before the Effective Time, including, but not limited to, any such Claims arising out of (i) any Equity Securities

Seller Support Agreement

(including any claims for the acts or omissions of any Releasees associated with the oversight, operation and management of the Company or any Subsidiary prior to the Effective Time) (ii) the Board of Director’s negotiation, approval and/or recommendation of the Merger, (iii) any director or partnership relationship with the Company, the Subsidiaries or their respective Affiliates which such Releasor or such Releasor’s heirs, successors or assigns may have or have had at any time up to and including the Effective Time (collectively, the “Released Claims”); provided that (a) this release shall not extend to (i) any breach of the Merger Agreement, this Agreement or the other Ancillary Documents by any parties hereto or thereto, and/or (ii) any payroll expenses accrued in the Company’s Ordinary Course of Business relating to the last payroll period prior to the Closing Date, including any accrued salary or bonus, severance benefits, vacation and other employee benefits, or reimbursement of business expenses; and (b) nothing contained herein shall affect in any manner (i) the right of the Releasors, acting by and through the Seller Representative, to pursue or defend themselves against any indemnification or other claims under the Merger Agreement or any Ancillary Document, (ii) the rights, liabilities, or obligations of any party under the Merger Agreement, including without limitation the right of any Seller to receive all the Merger Consideration to which Seller is or may become entitled under the Merger Agreement and the obligations of Buyer and the other parties under the Merger Agreement, or (iii) the rights of the Releasors to be indemnified under (A) the certificate of incorporation and bylaws of the Company and the Surviving Corporation or (B) any employment and non-competition agreement in existence as of the date hereof or entered into in anticipation of the consummation of the Merger between the Seller on the one hand and Buyer, the Company or any of their respective subsidiaries on the other hand, or (iv) the rights of any Seller to compensation or other employment benefits earned or accrued by or for the benefit of such Seller prior to the Effective Time in respect of services performed by such Seller as an employee of the Company, solely to the extent not paid by the Company prior to the Effective Time. Each Releasor confirms that such Releasor has been given a reasonable period within which to consider this release and its consequences and that such Releasor has been advised prior to executing this Agreement to consult with any attorney or any personal or financial advisor such Releasor chooses.
(b)    Conditioned upon the Closing of the Merger and from and after the Effective Time, each Releasor will not, and will cause such Releasor’s Affiliates not to, bring, continue or maintain any Released Claims against any Releasee before any court, administrative agency or other forum. Although a Releasor may file a charge with state or federal agencies, from and after the Effective Time the Releasors agree not to seek or accept any money damages or other relief upon the filing of any such administrative charges or complaints, or in judicial proceedings arising therefrom. If any court, administrative agency or other forum assumes jurisdiction over any Released Claim against any Releasee from and after the Effective Time, then the Releasors will, and will cause the Releasors’ Affiliates to, promptly direct such court, agency or forum to withdraw from or dismiss the Released Claim with prejudice. If any Releasor or any of such Releasor’s Affiliates violates this Agreement by suing a Releasee for any Released Claim, then such Releasor will pay all costs and expenses (including reasonable attorney’s fees and costs) incurred by the Releasee in defending against such suit from and after the Effective Time.
(c)    Buyer covenants and agrees that it will not bring any claim, and it will not permit any of its Subsidiaries, including the Surviving Corporation, to bring any claims against any Seller

Seller Support Agreement

signing this Agreement relating to such Seller’s role as an officer, director or stockholder of the Company prior to the Closing other than any claims permitted by or arising out of the Merger Agreement, this Agreement or any other Transaction Document, including, without limitation, any claims for fraud.
6.    Non-Disclosure; Confidential Information.
(a)    Except with respect to asserting any rights under the Merger Agreement or any other Transaction Document, no Seller shall use or disclose the Confidential Information for any purpose other than the Surviving Corporation’s business, except as authorized in writing by the Surviving Corporation and except as may be required by applicable Law; provided, however, that a Seller who is a private equity firm may disclose the Confidential Information to its partners but solely to the extent that such Confidential Information is reasonably required to be disclosed pursuant to its organizational documents or to the extent reasonably necessary to provide information to its limited partners about the rate of return of its portfolio investments..
(b)    “Confidential Information” means (a) information of the Company or any Subsidiary that (i) relates to the business of the Company or any Subsidiary, (ii) possesses an element of value to the Company or any Subsidiary, and (iii) is not generally known to the Company or any Subsidiary’s competitors, and (b) information of any third party provided to the Company or any Subsidiary which the Company or any Subsidiary is obligated to treat as confidential. Confidential Information includes, but is not limited to: (i) business plans, (ii) information regarding independent contractors, employees, suppliers, customers or any third party, (iii) the Company or any Subsidiary’s financial information, and (iv) information regarding the Company or any Subsidiary’s operations methods, procedures, techniques, programs, systems, processes and trade secrets. Confidential Information shall not include any information that (A) was, is or becomes generally available to the public other than as a result of a breach of any agreement by the respective Seller or any representative of such Seller, (B) has been independently developed and disclosed by such Seller or any other Person without access to the Confidential Information, (C) otherwise enters the public domain through lawful means, (D) becomes available to such Seller after the date hereof on a non-confidential basis from a third party not bound by a confidentiality agreement or a legal or fiduciary obligation restricting disclosure or (E) is required by Law or Order to be disclosed in connection with any Suit; provided, however, if required by Law or Order to disclose any Confidential Information, such Seller will provide Buyer prior written notice of such requested disclosure (x) within five (5) days of its receipt of any demand for disclosure pursuant to such Law or Order, and (y) at least ten (10) days prior to the date such disclosure is required to be made.
(c)    The obligations of this Section 6 shall remain in effect for a two (2) year period commencing on Closing Date.
(d)    The confidential, property and proprietary rights and protections available in this Agreement are in addition to, and not exclusive of, any and all other rights to which the Company or any Subsidiary is entitled under Law, including, but not limited to, rights provided under copyright laws, trade secret and confidential information laws and laws concerning fiduciary duties.

Seller Support Agreement

(e)    Except for such activities, as applicable, performed on behalf of, and solely for the benefit of, the Surviving Corporation or its subsidiaries in such Seller’s capacity as an officer, director, employee or other agent of the Surviving Corporation or its subsidiaries, following the Effective Time, following the Effective Time, each Seller will, to the extent reasonably practicable, return to the Company or destroy all materials furnished by the Company or any Subsidiaries to such Seller containing Confidential Information, together with all copies and summaries of Confidential Information in the possession or under the control of such Seller. In addition, each Seller will return all property in the possession or under the control of such Seller belonging to the Company or any Subsidiary, including all files, lists, memoranda, research, plans, records, drawings, forms, materials, keys, access devices and codes, computers, software, computer files, mobile phones and other devices or equipment, and credit cards whether or not they contain Confidential Information. Seller acknowledges that all such documents and equipment, whether supplied by Company or any Subsidiary, or created by Seller, are and remain the sole and exclusive property of the Company and the Subsidiaries. Notwithstanding the foregoing, Sellers shall have access to all such information for purposes of pursuing or defending any indemnification or other claims under the Merger Agreement or any Ancillary Document.
7.    Non-Solicitation.
(a)    Except while acting on behalf of the Surviving Corporation or its subsidiaries in its capacity as an officer, director, employee or other agent of such Person, each Seller agrees that, for a one (1) year period commencing on Closing Date, such Seller shall not solicit, seek to hire or hire, whether as an employee, agent, independent contractor, manager, partner, venturer or otherwise, any of the retained employees set forth on Exhibit D (each, a “Restricted Employee”), unless Buyer or the Surviving Corporation gives its written consent to such employment or offer of employment; provided, however, that the provisions of this subsection (a) shall not apply to the solicitation or hiring of (i) any Restricted Employee after the expiration of one hundred and eighty (180) days from the time such Restricted Employee ceases to be employed by the Company or (ii) any Restricted Employee who responds to a general solicitation that is a public solicitation of prospective employees and not directed specifically to employees of the Company or any Subsidiary.
(b)    Each Seller acknowledges that (a) the provisions of this Section 7 are reasonable and necessary to protect the legitimate interests of Buyer and the Surviving Corporation, and (b) any violation of this Section 7 will result in irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and the remedies at law for any such violation would not be reasonable or adequate compensation to Buyer for such a violation. Accordingly, each Seller agrees that if it violates the provisions of this Section 7, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to seek specific performance and injunctive relief in any action instituted in any court of competent jurisdiction, without posting bond or other security, and without the necessity of proving actual damages.
8.    Injunctive Relief; Specific Performance. Sellers acknowledge that each party's obligations under this Agreement are unique. If any party should breach its covenants under this Agreement, then each party acknowledges that it may be extremely impracticable to measure the resulting damages. Thus, each party agrees that a breach of this Agreement would cause irreparable

Seller Support Agreement

damage to the other parties and that the other parties will not have an adequate remedy at Law. Accordingly, the obligations of the parties, including the obligations to comply with any restrictions of a Seller, release any Releasee, safeguard Confidential Information and/or consent to and adopt the Merger and the Transactions, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Additionally, each party expressly waives the defense that a remedy in damages would be adequate. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that any Party may have under this Agreement or otherwise. No party shall be obligated to post any bond in order to seek such injunctive relief.
9.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail in portable document format, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
10.    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
11.    Enforceability. Upon execution of this Agreement by any Seller or Sellers, the validity of this Agreement with respect to such Seller or Sellers and any waiver, consent or amendment made by such Seller or Sellers hereunder shall be unaffected by the failure of any one or more other Sellers to execute this Agreement or such waiver, consent or amendment.
12.    Governing Law.
(a)    This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law thereof. Each Party and each Seller irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court for the purposes of any Suit arising out of this Agreement, the Merger Agreement, any of the other Ancillary Documents or any of the Transactions. Each party agrees to commence any Suit relating there in the Delaware Chancery Court. Each party further agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth underneath their signature on the signature page attached hereto shall be effective service of process. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the Merger Agreement, the other Ancillary Documents and the Transactions in the Delaware Chancery Court, and hereby further irrevocably and unconditionally waives and shall not assert by way of motion, defense, or otherwise, in any such Suit, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Suit is brought in an inconvenient forum, that the venue of the Suit is improper, or that this Agreement or any other Ancillary Document or the Merger may not be enforced in or by any of the above named courts.

Seller Support Agreement

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY AND EACH SUCH SELLER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(b). EACH PARTY EXPRESSLY WARRANTS AND REPRESENTS THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO IT IN AGREEING TO WAIVE JURY TRIAL.
13.    Confidentiality. Except for disclosures to professional advisors in such capacity and equity holders of any Seller (each of whom will be subject to the same duties as the Sellers set forth in this paragraph) and in circumstances related to pursuing or defending an indemnification or other claim under the Merger Agreement or any Ancillary Document or as required by applicable Law or Order, each of the Sellers hereby agrees to hold in confidence the Merger Agreement, this Agreement, all of the terms thereof and all of the transactions contemplated thereby and hereby until such time as the material terms thereof and hereof are publicly disclosed by the Company and thereafter with respect to such terms that are not publicly disclosed.
14.    Public Announcements. Each Seller shall not, and shall not permit any of its representatives to, issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld).
15.    Amendment and Modification. This Agreement may only be amended with the consent of all of the following parties: (i) Buyer, (ii) the Seller Representative and (iii) Sellers holding at least a majority of the shares of Company Capital Stock outstanding immediately prior to the Effective Time, together with any shares of Company Capital Stock issuable upon the exercise or conversion of any Company Option that is outstanding immediately prior to the Effective Time.
16.    No Third Party Beneficiaries. Except as provided in Section 2, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
[Signature pages follow]

Seller Support Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
COMPANY:

PARAGO, INC.

By: /s/ Juli Spottiswood
Name: Juli Spottiswood
Title: President & CEO

BUYER:

BLACKHAWK NETWORK HOLDINGS, INC.

By: /s/ William Tauscher
Name: William Tauscher
Title: Chief Executive Officer

MERGER SUB:

BH MONARCH MERGER SUB, INC.

By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer

SELLER REPRESENTATIVE:

TH LEE PUTNAM VENTURES, L.P.
By:    TH Lee Putnam Fund Advisors, L.P., its
General Partner

By:    TH Lee Putnam Fund Advisors, LLC, its
General Partner

By: /s/ Warren C. Smith, Jr.
Name: Warren C. Smith, Jr.
Title: Managing Director

Seller Support Agreement – Signature Page

SELLERS:

TH LEE PUTNAM VENTURES, L.P.
By:    TH Lee Putnam Fund Advisors, L.P., its
General Partner

By:    TH Lee Putnam Fund Advisors, LLC, its
General Partner

By: /s/ Warren C. Smith, Jr.
Name: Warren C. Smith, Jr.
Title: Managing Director

TH LEE PUTNAM PARALLEL VENTURES, L.P.
By:    TH Lee Putnam Fund Advisors, L.P., its
General Partner

By:    TH Lee Putnam Fund Advisors, LLC, its
General Partner

By: /s/ Warren C. Smith, Jr.
Name: Warren C. Smith, Jr.
Title: Managing Director

THLI COINVESTMENT PARTNERS, LLC
By:    TH Lee Putnam Fund Advisors, L.P., its
General Partner

By:    TH Lee Putnam Fund Advisors, LLC, its
Managing Member

By: /s/ Warren C. Smith, Jr.
Name: Warren C. Smith, Jr.
Title: Managing Director

/s/ Thomas H. Lee
Thomas H. Lee, individually

Seller Support Agreement – Signature Page

WATERSHED CAPITAL I, L.P.
By: WATERSHED CAPITAL G.P. I, L.P.,
a Delaware limited partnership

By: WATERSHED CAPITAL G.P. I, L.L.C.,
a Delaware limited liability company

By: /s/ David S. Lundeen
Name: David S. Lundeen
Title: Managing Member

/s/ David S. Lundeen
David S. Lundeen, individually

/s/ Juli Spottiswood
Juli Spottiswood, individually

/s/ Mae Reeves
Mae Reeves, individually

/s/ Rodney Mason
Rodney Mason, individually

/s/ Robert P. Freeburg II
Bob Freeburg, individually

/s/ Dan Hawtof
Dan Hawtof, individually

/s/ Michael Larson
Michael Larson, individually

/s/ Mike Reynolds
Mike Reynolds, individually

Seller Support Agreement – Signature Page

/s/ David White
David White, individually

/s/ W. Edward Woodson
Ed Woodson, individually

/s/ Lindesay Brown
Lindesay Brown, individually

Seller Support Agreement – Signature Page

Exhibit A
Equity Securities held by each Seller
Company Common Stock

Seller	Shares of Common Stock
David S Lundeen	6,311
THLee.Putnam Ventures L.P.	2,296
THLee.Putnam Parallel Ventures L.P.	1,718
Watershed Capital I L.P.	1,159
THLi Coinvestment Partners LLC	135
TOTAL	11,619

Preferred Stock

Seller	Shares of Series A	Shares of Series B	Shares of Series C	Shares of Series D	Shares of Series E	Shares of Series A-3	Preferred Shares (aggregate)
Lundeen, David S.	0	0	0	0	10,425	1,687	12,112
Reynolds, Michael D.	0	0	0	0	0	132	132
Spottiswood, Juli C.	0	0	0	0	0	1,190	1,190
TH Lee.Putnam Parallel Ventures, L.P.	0	0	160,466	13,542	354,194	14,950	543,152
TH Lee.Putnam Ventures, L.P.	0	0	217,443	18,350	478,859	19,712	734,364
THLi Coinvestment Partners, LLC	0	0	12,386	1,040	28,774	1,108	43,308
Thomas H. Lee	0	0	4,705	402	9,380	431	14,918
Watershed Capital I, L.P.	0	100,000	20,000	16,667	0	0	136,667
TOTAL	0	100,000	415,000	50,001	881,632	39,210	1,485,843

Seller Support Agreement – Exhibit A

Company Options

Seller	Shares Granted	Strike Price	Grant Date	Expiration Date	Vesting Schedule	Shares Vested as of 10/31/2014
Woodson, Ed	2,651	$17.65	01/01/06	01/01/16	*	2,651
Freeburg, Bob	7,922	$17.65	01/01/06	01/01/16	*	7,922
Larson, Michael	13,135	$17.65	01/01/06	01/01/16	*	13,135
Reynolds, Mike	13,135	$17.65	01/01/06	01/01/16	*	13,135
Spottiswood, Juli	17,570	$17.65	01/01/06	01/01/16	*	17,570
Reeves, Mae	29,557	$17.65	03/22/07	03/22/17	**	29,557
Spottiswood, Juli	60,850	$17.65	05/23/07	05/23/17	**	60,850
Freeburg, Bob	13,000	$17.65	05/23/07	05/23/17	*	13,000
Reeves, Mae	19,522	$17.65	08/19/09	08/19/19	**	19,522
Spottiswood, Juli	37,054	$17.65	08/19/09	08/19/19	**	37,054
Spottiswood, Juli	50,000	$16.77	04/19/12	04/19/22	**	50,000
Reeves, Mae	30,000	$16.77	04/19/12	04/19/22	**	30,000
Reynolds, Mike	24,000	$16.77	04/19/12	04/19/22	**	24,000
Larson, Michael	24,000	$16.77	04/19/12	04/19/22	**	24,000
Freeburg, Bob	9,000	$16.77	04/19/12	04/19/22	**	9,000
Woodson, Ed	16,000	$16.77	04/19/12	04/19/22	**	16,000
Brown, Lindesay	7,500	$16.77	04/19/12	04/19/22	*	4,687
Brown, Lindesay	5,000	$16.77	04/19/12	04/19/22	*	3,125
Mason, Rodney	10,000	$16.77	02/01/13	02/01/23	*	3,750
Mason, Rodney	5,000	$22.33	12/31/13	12/31/23	*	937
White, David	15,000	$22.33	12/31/13	12/31/23	*	2,812
Hawtoff, Daniel	8,200	$22.33	05/01/14	05/01/24	**	8,200
Freeburg, Bob	8,500	$22.33	05/01/14	05/01/24	**	8,500
Woodson, Ed	8,500	$22.33	05/01/14	05/01/24	**	8,500
White, David	1,000	$22.33	05/01/14	05/01/24	*	62
Hawtoff, Daniel	2,500	$22.68	06/20/14	06/20/24	*	156
TOTAL	438,596					408,125

* = Quarterly vesting over four years
** = Quarterly vesting over four years with full acceleration on a change of control
*** = Quarterly vesting over 18 months

See Schedule 3.6(b) of the Company Disclosure Schedule.

Seller Support Agreement – Exhibit A

Exhibit B
Agreement and Plan of Merger
See Exhibit 2.1 Filed Herewith

Seller Support Agreement – Exhibit B

Exhibit C
Delaware Appraisal Rights Statute
[See attached document]

Seller Support Agreement – Exhibit C

Exhibit D
Restricted Employees

1.	Juli Spottiswood

2.	Bob Freeburg

3.	Mike Reynolds

4.	David White

5.	Dan Hawtof

6.	Rodney Mason

7.	Lindesay Brown

Seller Support Agreement – Exhibit D